Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, Class R and Class Y shares Prospectuses and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B, Class C, Class R and Class Y shares Statement of Additional Information and to the incorporation by reference of our report, dated January 6, 2006, on the financial statements and financial highlights of Pioneer International Value Fund included in the Annual Report to the Shareowners for the year ended November 30, 2005 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 20 to the Registration Statement (Form N-1A, No. 33-53746) of Pioneer International Value Fund.


                                                      /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 27, 2006